SUB-ITEM 77C:
Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of Credit Suisse Capital Funds was held on May 16, 2003. The results of the votes tabulated at the special meeting are reported below.

To amend the charter to allow involuntary redemptions:
For		12,538,064 shares
Against		4,326,934 shares
Abstain		809,508 shares

A special meeting of shareholders of Credit Suisse Capital Funds was held on June 5, 2003. The results of the votes tabulated at the special meeting are reported below.

To amend the charter to allow for reorganization of the Fund or its series without shareholder approval:
For		12,823,123 shares
Against		4,738,396 shares
Abstain		763,882 shares

Special meetings of shareholders of Credit Suisse Tax Efficient Fund, a series of Credit Suisse Capital Funds, were held on May 2, 2003, May 16, 2003 and June 5, 2003. The results of the votes tabulated at the special meetings are reported below.

To modify the fundamental investment restriction on borrowing money:
For 		4,091,613 shares
Against 	412,066 shares
Abstain 	305,438 shares

To modify the fundamental investment restriction on lending:
For 		4,086,737 shares
Against 	419,073 shares
Abstain 	303,307 shares

To modify the fundamental investment restriction on real estate investments:
For 		4,098,447 shares
Against 	402,313 shares
Abstain 	308,357 shares

To modify the fundamental investment restriction on investing in commodities:
For 		4,063,249 shares
Against 	430,866 shares
Abstain 	315,002 shares

To remove the fundamental investment restriction on margin transactions:
For 		4,049,400 shares
Against 	455,308 shares
Abstain 	304,409 shares

To remove the fundamental investment restriction on investing for the purpose of exercising control:
For 		4,085,986 shares
Against 	420,672 shares
Abstain 	302,459 shares

To remove the fundamental investment restriction on investment in issuers whose securities are owned by officers and directors of the Fund or its investment adviser:
For 		4,065,789 shares
Against 	444,522 shares
Abstain 	298,806 shares

To remove the fundamental investment restriction on investments in securities of issuers that have been in operation less than three years:
For 		4,057,591 shares
Against 	448,852 shares
Abstain 	302,674 shares

To remove the fundamental investment restriction on pledging assets:
For 		4,043,883 shares
Against 	455,778 shares
Abstain 	309,456 shares

To remove the fundamental investment restriction on investments in securities issued by other investment companies:
For 		4,067,297 shares
Against 	441,329 shares
Abstain 	300,491 shares

To remove the fundamental investment restrictions on joint participation in securities trading accounts:
For 		4,103,953 shares
Against 	414,175 shares
Abstain 	290,989 shares

To change the Fund's investment objective from fundamental to non-
fundamental:
For 		3,685,510 shares
Against 	789,628 shares
Abstain 	333,979 shares

Special meetings of shareholders of Credit Suisse Large Cap Value Fund, a series of Credit Suisse Capital Funds, were held on May 2, 2003,
May 16, 2003 and June 5, 2003. The results of the votes tabulated at the special meetings are reported below.

To modify the fundamental investment restriction on borrowing money:
For 		5,456,068 shares
Against 	376,407 shares
Abstain 	257,526 shares

To modify the fundamental investment restriction on lending:
For 		5,462,954 shares
Against 	370,956 shares
Abstain 	256,091 shares

To modify the fundamental investment restriction on real estate investments:
For 		5,474,538 shares
Against 	370,365 shares
Abstain 	245,098 shares

To modify the fundamental investment restriction on investing in commodities:
For 		5,447,220 shares
Against 	386,455 shares
Abstain 	256,327 shares

To remove the fundamental investment restriction on margin transactions:
For 		5,418,480 shares
Against 	423,581 shares
Abstain 	247,941 shares

To remove the fundamental investment restriction on investing for the purpose of exercising control:
For 		5,442,377 shares
Against 	392,752 shares
Abstain 	254,872 shares

To remove the fundamental investment restriction on investment in issuers whose securities are owned by officers and directors of the Fund or its investment adviser:
For 		5,426,004 shares
Against 	417,933 shares
Abstain 	246,064 shares

To remove the fundamental investment restriction on investments in securities of issuers that have been in operation less than three years:
For 		5,394,020 shares
Against 	451,474 shares
Abstain 	244,508 shares

To remove the fundamental investment restriction on pledging assets:
For 		5,435,004 shares
Against 	409,113 shares
Abstain 	245,885 shares

To remove the fundamental investment restriction on investments in securities issued by other investment companies:
For 		5,472,015 shares
Against 	372,821 shares
Abstain 	245,165 shares

To remove the fundamental investment restrictions on joint participation in securities trading accounts:
For 		5,458,828 shares
Against 	381,292 shares
Abstain 	249,881 shares

To change the Fund's investment objective from fundamental to non-
fundamental:
For 		4,527,044 shares
Against 	1,294,139 shares
Abstain 	268,818 shares

Special meetings of shareholders of Credit Suisse Small Cap Value Fund, a series of Credit Suisse Capital Funds, were held on May 2, 2003,
May 16, 2003 and June 5, 2003. The results of the votes tabulated at the special meetings are reported below.

To modify the fundamental investment restriction on borrowing money:
For 		6,849,016 shares
Against 	311,124 shares
Abstain 	266,143 shares

To modify the fundamental investment restriction on lending:
For 		6,839,931 shares
Against 	315,439 shares
Abstain 	270,913 shares

To modify the fundamental investment restriction on real estate investments:
For 		6,757,571 shares
Against 	295,707 shares
Abstain 	373,004 shares

To modify the fundamental investment restriction on investing in commodities:
For 		6,726,880 shares
Against 	324,289 shares
Abstain 	375,115 shares

To remove the fundamental investment restriction on margin transactions:
For 		6,824,962 shares
Against 	338,962 shares
Abstain 	262,359 shares

To remove the fundamental investment restriction on investing for the purpose of exercising control:
For 		6,746,626 shares
Against 	306,797 shares
Abstain 	372,860 shares

To remove the fundamental investment restriction on pledging assets:
For 		6,834,211 shares
Against 	328,214 shares
Abstain 	263,858 shares

To remove the fundamental investment restriction on investing in restricted securities:
For 		6,816,635 shares
Against 	341,951 shares
Abstain 	267,697 shares

To change the Fund's investment objective from fundamental to non-
fundamental:
For 		4,842,425 shares
Against 	2,339,880 shares
Abstain 	243,978 shares